                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 For Tender of
                   11 5/8% Senior Subordinated Notes Due 2009
                                       of
                               TELECORP PCS, INC.

     This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if the certificates representing Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Bankers Trust Company (the "Exchange Agent") at or prior to the Expiration Date (as defined in the Prospectus (as defined below)). Such form may be delivered by hand, transmitted by facsimile transmission, sent by overnight courier or mailed to the Exchange Agent. (See the section entitled "The Exchange Offer" in the Prospectus.) In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                             BANKERS TRUST COMPANY

        By Mail:                            By Overnight Mail or Courier:                           By Hand:
BT Services Tennessee, Inc.                  BT Services Tennessee, Inc.                      Bankers Trust Company
   Reorganization Unit                    Corporate Trust & Agency Services              Corporate Trust & Agency Services
     P.O. Box 292737                            Reorganization Unit                      Attn:  Reorganization Department
 Nashville, TN  37229-2737                   648 Grassmere Park Road                        Receipt & Delivery Window
                                               Nashville, TN  37211                      123 Washington Street, 1st Floor
    Fax (615) 835-3701                                                                          New York, NY 10006
                                               Confirm by Telephone
                                                  (615) 835-3572                            Information (800) 735 7777



 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH
                  ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to TeleCorp, PCS, a Delaware corporation, upon terms and subject to the conditions set forth in the Prospectus dated ____________, 1999 (the "Prospectus") and the related Letter of Transmittal (which together with the Prospectus, each as amended or supplemented from time to time, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus entitled "The Exchange Offer." All authority herein conferred or agreed to be conferred shall not be affected by and shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned.



Principal Amount of Old Notes Tendered:  Name(s) of Registered Holder(s):
                                         _______________________________
                                         _______________________________
Certificate Number(s) (if available):         Please Type or Print
______________________________________
______________________________________   Address(es):___________________
                                         _______________________________
                                         _______________________________
If Old Notes will be delivered by                              Zip Code
book-entry transfer, check the
following box: [_]                       Area Code and
                                         Telephone Number: _____________

Account Number at                        _______________________________
The Depository Trust Company:            _______________________________
______________________________________   _______________________________
                                                  Signature(s)*

                                         Dated:_________________________, 1999


* If a holder is tendering any Old Notes, this Notice of Guaranteed Delivery must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Old Notes or on a security position listing or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title.

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a firm which is a member of the registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees that either the certificates representing the Old Notes tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in the section entitled "The Exchange Offer" in the Prospectus, in either case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

     The Eligible Institution that completes this form acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal, certificates for Old Notes and any other required documents to the Exchange Agent within the time period shown herein. Failure to do so

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could result in a financial loss to such Eligible Institution.

Name of Firm:_________________           _____________________________
                                              Authorized Signature

Address: _____________________           Name: _______________________
______________________________                  Please Type or Print
______________________________
                      Zip Code           Title: ______________________

Area Code and                            Dated:_______________________, 1999
Telephone Number: ____________


NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR OLD NOTES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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